Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the balance sheet of PennyMac Mortgage Investment Trust dated May 22, 2009, except for Note 4, as to which the date is July 14, 2009, appearing in the Prospectus filed pursuant to Rule 424(b) under the Securities Act on July 31, 2009 of PennyMac Mortgage Investment Trust.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
October 26, 2009